WPS RESOURCES CORPORATION AND SUBSIDIARIES						   EXHIBIT A-2
CONSOLIDATING STATEMENT OF RETAINED EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1999						 	        Page 1
(Thousands)

					  WPSC		   WPSR		 WPSRCC		 UPPCO
	  				  ----	 	   ----		 ------		 -----


Retained Earnings (1/1/99)		$284,726	$335,154	$     -		$13,444
Net income				  67,104	  59,565	 (7,296)	  1,964
					 -------	 -------	 ------	 	 ------
					 351,830	 394,719	 (7,296)	 15,408
Dividends on common stock		  87,908	  53,018	   (146)	  3,800
					 -------	 -------	 ------		 ------
Retained Earnings (12/31/99)		$263,922	$341,701	$(7,150)	$11,608
					 =======	 =======	 ======	 	 ======

WPSC - Wisconsin Public Service Corporation
WPSR - WPS Resources Corporation
WPSRCC - WPS Resources Capital Corporation
UPPCO - Upper Peninsula Power Company

WPS RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF RETAINED EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1999							      Page 2
(Thousands)

				 							 CAP
	 				 UPBDC		PENVEST		 WPSN		TRST I
	 				 -----		-------		 ----		------

Retained Earnings (1/1/99)		$  868		$ 58		$   -		$ -
Net income				   220		  92		 (329)		  -
					 -----		 ---		 ----		 --
					 1,088		 150		 (329)		  -
Dividends on common stock		   175		   -		    -		  -
					 -----		 ---		 ----		 --
Retained Earnings (12/31/99)		$  913		$150		$(329)		$ -
					 =====		 ===		 ====		 ==

UPBDC - Upper Peninsula Building Development Company
PENVEST - Penvest, Inc.
WPSN - WPS Nuclear Corporation
CAP TRST I - WPSR Capital Trust I

WPS RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF RETAINED EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1999							     Page 3
(Thousands)
											Consolidated
											  Statement
		    					    Eliminations		 of Retained
	  				VISIONS		Debit		Credit		   Earnings
	  				-------		-----		------		------------

Retained Earnings (1/1/99)		$(22)		$299,096	$    22		  $335,154
Net income				   -		  69,380	  7,625		    59,565
					 ---		 -------	 ------		   -------
					 (22)		 368,476	  7,647		   394,719
Dividends on common stock		   -		     146	 91,883		    53,018
					 ---		 -------	 ------		   -------
Retained Earnings (12/31/99)		$(22)		$368,622	$99,530		  $341,701
					 ===		 =======	 ======	 	   =======

VISIONS - WPS Visions, Inc.